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                                                                   Exhibit 3.76

                                                                     [Illegible]

   STATE OF DELAWARE
  SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 04:30 PM 08/31/2000
  001444023 - 3282725


                            CERTIFICATE OF FORMATION

                                       OF

                              THOMAS PRODUCTS, LLC


     The undersigned, an authorized person, for the purpose of forming a limited liability company, under the provisions and subject to the requirements of the State of Delaware (particularly Chapter 18, Title 6 of the Delaware Code, as amended, known as the "Delaware Limited Liability Company Act") hereby certifies that:

     1.   The name of the limited liability company is Thomas Products, LLC.

     2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the city of Wilmington, County of New Castle. The name of its registered agent is The Corporation Trust Company.

     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation this 31st day of August, 2000.



                                             /s/ Dawn M. Szymborski
                                             ------------------------
                                                Dawn M. Szymborski
                                                Authorized Person